United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06831 tel: 203 622 3131 203 622 6080 unitedrentals.com

United Rentals Narrows Range of Full Year 2008 Outlook

GREENWICH, Conn. – July 10, 2008 –United Rentals, Inc. (NYSE: URI) today narrowed its outlook range for full year 2008 earnings per share to $2.65 to $2.75, which maintains the low end of the company’s previously announced EPS outlook range of $2.65 to $2.85. Total revenue guidance was narrowed to $3.3 billion to $3.4 billion from $3.3 billion to $3.5 billion primarily due to lower than expected rental revenue. In addition, the company narrowed its outlook for full year 2008 EBITDA to $1.15 billion to $1.17 billion from $1.15 billion to $1.19 billion while maintaining its free cash flow outlook of $400 million to $450 million. In consideration of the anticipated upcoming expiration of United Rentals’ previously announced “modified Dutch auction” tender offer, in which the company is offering to purchase up to 27,160,000 shares of its common stock at a price not less than $22.00 nor greater than $25.00 per share, management believes it is appropriate to provide shareholders with an update at this time.

The company’s full year 2008 outlook noted above excludes the impacts of the previously disclosed second quarter charge of $14 million related to the ongoing SEC inquiry, the company’s preferred stock repurchase completed on June 9, 2008, and any share repurchases ultimately made pursuant to the above referenced tender offer for common stock. Additionally, the company expects to record aggregate charges of $6 million after-tax in the second quarter, primarily related to the establishment of a valuation allowance related to certain foreign tax credits. As previously disclosed, the company expects that the preferred stock repurchase referred to above will require recording a one time charge in the second quarter of approximately $240 million as a reduction of net income available to common stockholders.

The company estimates that the combined impact of the SEC inquiry charge, foreign tax credit valuation allowance, and recapitalization will reduce full year EBITDA by $14 million. On a GAAP basis, the combined estimated impact of these items will reduce full year earnings per share by approximately $2.50 per share. These expectations are based on preliminary information and are subject to change, pending completion of the company’s normal quarterly close process and the completion of the tender offer. The company expects to further update its full year 2008 outlook to reflect the impact of these items upon the release of its second quarter 2008 results on or about July 29, 2008.

As previously stated, the company believes that the completed and planned share repurchases, excluding the one-time charges noted above, represent an opportunity to capture immediate and meaningful earnings per share accretion.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of approximately 670 rental locations in 48 states, 10 Canadian provinces and Mexico. The company’s approximately 10,500 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent over 2,900 classes of rental equipment with a total original cost of $4.3 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at unitedrentals.com.

Forward Looking Statements

Certain statements in this press release are forward-looking statements. These statements can generally be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) weaker or unfavorable economic or industry conditions can reduce demand and prices for our products and services, (2) non-residential construction spending, or governmental funding for infrastructure and other construction projects, may not reach expected levels, (3) we may not always have access to capital that our businesses or growth plans may require, (4) any companies we acquire could have undiscovered liabilities, may strain our management capabilities or may be difficult to integrate, (5) rates we can charge and time utilization we can achieve may be less than anticipated, (6) costs we incur may be more than anticipated, including by having expected savings not be realized in the amounts or time frames we have planned, (7) competition in our industry for talented employees is intense, which can affect our employee costs and retention rates, (8) we have and expect to incur additional significant leverage in connection with the announced and pending share repurchase transactions, which leverage requires us to use a substantial portion of our cash flow for debt service and will constrain our flexibility in responding to unanticipated or adverse business conditions, (9) we are subject to an ongoing inquiry by the SEC, and there can be no assurance as to its outcome, or any other potential consequences thereof for us, (10) we are subject to purported class action lawsuits and derivative actions filed in light of the SEC inquiry and additional purported class action lawsuits relating to the terminated merger transaction with Cerberus affiliates, and there can be no assurance as to their outcome or any other potential consequences thereof for us, and (11) we may incur additional significant costs and expenses (including indemnification obligations) in connection with the SEC inquiry, the purported class action lawsuits and derivative actions referenced above, the U.S. Attorney’s Office inquiry, or other litigation, regulatory or investigatory matters, related to the foregoing or otherwise. For a fuller description of these and other possible uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2007, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

Non-GAAP Measures

Free cash flow and EBITDA are non-GAAP financial measures as defined under the rules of the SEC. Free cash flow represents net cash provided by operating activities, less purchases of rental and non-rental equipment plus proceeds from sales of rental and non-rental equipment and excess tax benefits from share-based payment arrangements. EBITDA represents the sum of income from continuing operations before provision for income taxes, interest expense, net, interest expense-subordinated convertible debentures, depreciation-rental equipment and non-rental depreciation and amortization. The company believes that free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements and EBITDA provides an enhanced perspective of our operating performance. However, neither of these measures should be considered an alternative to net income or cash flows from operating activities under GAAP as indicators of operating performance or liquidity. Information reconciling forward-looking free cash flow and EBITDA expectations to a GAAP financial measure is unavailable to the company without unreasonable effort.

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Contact:
Hyde Park Financial Communications
Fred Bratman
203-618-7318
Cell: 917-847-4507
fbratman@hydeparkfin.com